UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, SpartanNash Company announced the hiring of Mr. Jason Monaco as the Company’s Executive Vice President and Chief Financial Officer. Mr. Monaco is expected to become the Company’s Executive Vice President and Chief Financial Officer on March 22, 2021. The Company’s current Executive Vice President and Chief Financial Officer, Mark E. Shamber, will remain with the Company until April 30, 2021 for a transition period.

On March 5, 2021, Ms. Tammy Hurley, Vice President Finance and Chief Accounting Officer announced her intention to retire effective April 23, 2021.   In anticipation of her retirement, Todd Riksen will be promoted to Vice President, Corporate Controller effective March 14, 2021; Mr. Monaco will serve as Principal Accounting Officer upon Ms. Hurley’s retirement.

Mr. Monaco, 44, has served as the Chief Financial Officer of Cornerstone Chemical Company, a global producer of intermediate chemicals, since August 2020, and previously served as Chief Financial Officer of Borden Dairy Co. from December 2018 until August 2020, where he led Borden Dairy through the completion of its financial restructuring in a bankruptcy reorganization. Mr. Monaco also served as Vice President and Group Chief Financial Officer of Celanese Corporation from September 2017 until December 2018. He was Vice President, Finance & Treasurer of Arrow Electronics from 2014 until 2016. He began his career with Kimberly Clark as a Financial Analyst in 1998 and advanced through the organization, holding finance positions of increasing responsibility, including as chief financial officer of its South Asia business and as a group chief financial officer for the healthcare and B2B divisions.

Mr. Monaco will receive an annual base salary of $500,000, a signing bonus of $55,000, and be eligible to receive a cash bonus for 2021; his cash bonus opportunity will be set at 75% of his base salary under the SpartanNash Annual Incentive Plan (the “AIP”).   His bonus will be based upon his eligible earnings during fiscal year 2021.  He will also be eligible to participate in the SpartanNash Long Term Incentive Plan (“LTIP”) at a target level equal to $725,000, pro-rated for the period from his date of hire through the end of fiscal year 2021. Under the terms of the 2021 SpartanNash LTIP program, one-half of the LTIP award consists of a grant of restricted stock units, vesting in equal annual installments on each of the three years after the date of grant. The other half of the LTIP award is a performance cash award, subject to the achievement of certain targets over a two-year performance period, with a three-year vesting period.  He will receive an initial restricted stock award with an intended grant date value of $500,000, vesting in equal annual installments over a four-year period from the date of grant. He will receive relocation assistance and be eligible to participate in the Company’s 401(k) plan, health insurance plan, supplemental savings plan and other benefit programs offered to its employees.

Item 8.01. Other Events.

On March 11, 2021, the Company issued a press release announcing the engagement of Mr. Monaco.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

99.1Press release of SpartanNash Company dated March 11, 2021

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2021	SpartanNash Company

	By:	/s/ Tony B. Sarsam
Tony B. Sarsam President and Chief Executive Officer

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